Focused on Our Future 3Q 2024 Strategic & Financial Highlights Published October 29, 2024

Forward-Looking Statements Forward-Looking Statements: This presentation includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, and climate change; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to meet our goals relating to employee, environmental, social and corporate governance opportunities, improvements, and efficiencies, including our greenhouse gas (“GHG”) reduction goals; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024; changes to environmental laws and regulations, including, but not limited to, rules finalized by the Environmental Protection Agency and the Securities and Exchange Commission (“SEC”) related to climate change; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, generation resource planning, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in FirstEnergy's other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Strategic & Financial Highlights – Published October 29, 20242

Non-GAAP Financial Matters Strategic & Financial Highlights – Published October 29, 2024 This presentation contains references to certain financial measures including Operating earnings (loss) and Operating earnings (loss) per share (“EPS”), including by segment, and the impact of special items on the following measures: Total revenues, Total operating expenses, Total other expense, and Earnings (loss) attributable to FirstEnergy Corp. from continuing operations. These are “non-GAAP financial measures” which are not calculated in accordance with U.S. Generally Accepted Accounting Principals (“GAAP”). Management uses these non-GAAP financial measures to evaluate the Company’s and its segments’ performance and manage its operations, and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Operating earnings (loss), Operating EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Operating earnings (loss) and operating EPS, including by segment, also excludes the impact of discontinued operations. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the Company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Operating EPS is EPS attributable to FirstEnergy Corp. from continuing operations (GAAP), each as reconciled throughout the presentation. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Operating EPS is calculated by dividing Operating earnings (loss), which excludes special items and discontinued operations, for the periods presented by the weighted average number of common shares outstanding in the respective period. A reconciliation of forward-looking non-GAAP measures, including 2024 Operating EPS and long-term annual Operating EPS growth projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Operating EPS guidance, long-term annual Operating EPS growth rate projections forecasts because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. These special items are uncertain, depend on various factors and may have a material impact on our future GAAP results. 3

Focus of Today’s Call Strategic & Financial Highlights – Published October 29, 2024 Brian X. Tierney – President and Chief Executive Officer K. Jon Taylor – Senior Vice President, Chief Financial Officer ■ Delivering on our 2024 and long-term financial objectives ■ Continued execution of our regulatory strategy ■ Increasing 2024 investment plan and pursuing incremental transmission opportunities ■ Advocating for customers through current industry dynamics ■ Strong execution driving 3Q & YTD results ■ Additional detail on regulatory activity, including constructive PA rate case settlement ■ Review of economic & customer activity ■ Key financial updates, including financing plan and recent credit rating upgrades 4

Financial Overview

2024 vs 2023 EPS Results



Third Quarter
YTD September
$0.73
$0.74
$0.85
$0.88
$1.25
$1.66
$1.96
$1.94
GAAP EPS (1)
Operating EPS
GAAP EPS (1)
Operating EPS
2024
2023

Team did an excellent job with cost reductions to offset 2024 headwinds

Narrowing guidance within original range primarily reflecting 3Q storm restoration costs

Key Highlights

- Delivered 3Q24 Operating EPS of $0.85, within guidance range
- Delivered YTD24 Operating EPS of $1.96, $0.02 above YTD23 results
- Narrowing **2024 Operating EPS** Guidance[2] to $2.61-$2.71 vs. original range of $2.61-$2.81
- Increasing **2024 Investment plan to $4.6B** from $4.3B, which represents a 24% increase vs. 2023 spend of $3.7B
- In September 2024, declared dividend per share (payable 12/1/24) of $0.425
- Affirming 6-8%[2] **long-term annual Operating EPS growth** target
- Affirming **2024-2028 Energize365 Investment plan** of ~$26B and 9% average annual rate base growth

(1) Basic Earnings Per Share from Continuing Operations

(2) The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information.

5 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

2024 Key Milestones

Investment Opportunities

- **Increasing 2024 investment plan** from $4.3B to $4.6B – 24% increase vs. 2023



Corp
Tx
Int
Dx
3.7
1.3
1.3
1.0
4.3
1.4
1.7
1.2
4.6
1.5
1.7
1.4
2023
2024 Original
2024 Revised

- **Pursuing incremental Tx investments** through joint-development agreement (JDA) with AEP and Dominion
  - Includes several new 765-, 500- and 345-kv transmission lines
  - Project approvals expected to be announced in late February 2025

Efficient Operations

- **Named Karen McClendon** SVP & Chief Human Resources Officer
- **New business unit structure** led by business unit executives

Torrence Hinton *President of Ohio*	**John Hawkins** *President of Pennsylvania*
Doug Mokoid *President of New Jersey*	**Mark Mroczynski** *President of Transmission*

Jim Myers
VP, WV/MD Operations

- **Historic storm response efforts**
  - Strong restoration response, incl. communications and collaboration with state & local agencies
  - Positive media coverage and local recognition
- **Supporting industry** through Hurricanes Helene and Milton
  - 1,000+ FE employees and contractors were dispatched

Regulatory Strategies

- **PA Base Rate Case**
  - Settlement filed in September
  - $225M revenue adjustment
  - Received ALJ recommendation for PAPUC to approve the settlement with new rates effective 1/1/2025
- **OH ESP V**
  - Withdrawal filed in October due to lack of clarity on key conditions through entire term
  - We believe this is the best outcome for all parties and have proposed to move forward with the base rate case
  - See slide 12 for additional details
- **Expect orders:**
  - OH Grid Mod II – by YE24
  - NJ EE&C – by YE24
  - EnergizeNJ – by 1Q25

6 Strategic & Financial Highlights – Published October 29, 2024 FirstEnergy

▪ Data center and AI’s share of U.S. electricity consumption are expected to triple by 2030 ▪ In our own footprint, load study requests of 500MW+ have more than tripled compared to 2023 ▪ Despite record-high prices in the July PJM capacity auction, no new dispatchable generation cleared the auction Advocating for Customers Through Industry Dynamics Strategic & Financial Highlights – Published October 29, 2024 Industry Dynamics ▪ While we have transmission capacity to support data center investments, we are taking a thoughtful approach to ensure we appropriately manage risks and that existing customers have adequate protections ▪ Advocating on behalf of our customers to ensure reliable and affordable electric service ▪ Committed to working collaboratively across the industry to address these challenges on behalf of our customers Our Focus Areas We remain laser-focused on executing our plan, which brings tremendous value to customers through improved reliability and customer experience and provides strong returns to investors 7

Shareholder Value Proposition

Strong Growth Outlook

6-8% long-term annual Operating EPS growth[(1)]

Energize365 T&D Investment Plan of $26B through 2024-2028

9% Average Annual Rate Base Growth 2024-2028

Significant infrastructure **investment opportunities** beyond plan horizon

Attractive Risk Profile

Targeted 14-15% FFO/Debt over plan horizon

No incremental equity needs expected through the planning period beyond Employee Benefit programs of up to ~$100M annually

Constructive regulatory frameworks with **75% of planned investment in formula rate programs**

Low-risk **diversified T&D asset mix with strong affordability position**

Compelling Total Shareholder Return

Attractive total shareholder return of 10-12%+ with potential for upside
(6-8% Operating EPS growth and 4%+ dividend yield)

Vastly improved earnings quality, driven by **core regulated business growth**

Committed to dividend growth in line with earnings growth, targeting **dividend payout ratio of 60-70%**

Our diversified asset mix, coupled with an improved balance sheet and a strong affordability position, provides the opportunity to significantly enhance the customer experience and provide solid risk-adjusted returns to our investors

8

Strategic & Financial Highlights – Published October 29, 2024

(1) As measured year-over-year off prior midpoint guidance. The amount and timing of items impacting comparability makes a detailed reconciliation of forward-looking non-GAAP financial measures impracticable. Please see slide 3 for more information.

FirstEnergy

Delivering Financial Results

3Q 2024 Earnings Summary – Segment View

New rates & investments drove sustainable earnings growth, which was offset by higher storm restoration costs and the absence of 3Q23 income tax benefits

- Distribution +$0.02: impact of higher customer demand
- Integrated +$0.09: implementation of new base rates and rate base growth, partially offset by higher storm restoration expenses
- Stand-Alone Transmission -$0.04: impact of dilution from FET 30% sale (closed 3/25/24), partially offset by continued rate base growth
- Corporate -$0.10: lower income tax benefits and lower planned earnings from Signal Peak, partially offset by impact of debt paydowns

3Q24 GAAP EPS from Continuing Operations:
$0.73/sh (vs. $0.74/sh in 3Q23)

3Q24 Operating EPS:
$0.85/sh (vs. $0.88/sh in 3Q23)

Quarter-over-Quarter Operating EPS Walk



$0.88
Dx $0.37
Int $0.28
Tx $0.17
Corp $0.06
3Q23 Operating EPS
$0.02
Rates & Investments +$0.01
Ohio ESP -$0.02
Customer Demand +$0.02
All Other +$0.01
Distribution
$0.09
Rates & Investments +$0.09
Customer Demand +$0.01
Operating Expenses -$0.02
Financing Costs +$0.01
Integrated
($0.04)
Rates & Investments +$0.02
Dilution from FET 30% Sale -$0.06
Stand-Alone Transmission
($0.10)
All Other -$0.13
(incl. Income Taxes -$0.09, Signal Peak -$0.03)
Financing Costs +$0.03
Signal Peak
(~$0.06 3Q23 vs. $0.03 in 3Q24)
Corp / Other
$0.85
Dx $0.39
Int $0.37
Tx $0.13
Corp ($0.04)
3Q24 Operating EPS

Note: Reconciliations between GAAP Earnings from Continuing Operations and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

9 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

Delivering Financial Results

YTD 2024 Earnings Summary – Segment View

Earnings growth from new rates & investments partially offset by the planned increase in operating expenses, higher storm restoration costs and decrease in Signal Peak earnings

- Distribution -$0.05: primarily from the planned increase in veg management and storm restoration expenses, partially offset by the impact of higher customer demand
- Integrated +$0.19: implementation of new base rates, rate base growth, and the impact of higher customer demand, partially offset by lower income tax benefits and higher storm restoration expenses
- Stand-Alone Transmission -$0.08: impact of dilution from FET 30% sale (closed 3/25/24), partially offset by continued rate base growth
- Corporate -$0.04: lower planned earnings from Signal Peak, partially offset by impact of debt paydowns

YTD24 GAAP EPS from Continuing Operations: $1.25/sh (vs. $1.66/sh YTD23)

YTD24 Operating EPS: $1.96/sh (vs. $1.94/sh YTD23)

YTD Operating EPS Walk



$1.94
Dx $0.95
Int $0.54
Tx $0.53
Corp ($0.08)
($0.05)
Rates & Investments +$0.02
Ohio ESP -$0.02
Customer Demand +$0.07
Operating Expenses -$0.09
All Other -$0.03
$0.19
Rates & Investments +$0.24
Customer Demand +$0.06
Operating Expenses -$0.06
All Other -$0.05 (incl. Income Taxes -$0.04)
($0.08)
Rates & Investments +$0.07
Dilution from FET 30% Sale -$0.12
Net Financing Costs -$0.02
All Other -$0.01
($0.04)
All Other -$0.09 (incl. Income Taxes -$0.02, Signal Peak -$0.09)
Financing Costs +$0.05
Signal Peak (~$0.18 YTD23 vs. $0.09 in YTD24)
$1.96
Dx $0.90
Int $0.73
Tx $0.45
Corp ($0.12)
YTD23 Operating EPS
Distribution
Integrated
Stand-Alone Transmission
Corp / Other
YTD24 Operating EPS

Note: Reconciliations between GAAP Earnings from Continuing Operations and Operating (non-GAAP) earnings and detailed information is available in the Earnings Supplement section of the Strategic & Financial Highlights

10 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

Recent Regulatory Activity – PA and NJ Strategic & Financial Highlights – Published October 29, 2024 EE&C: Settlement filed 10/18/24; Expect approval on 10/30/24 ▪ Program budget $817M over 2.5 years (January 2025- June 2027), recovered over 10 years ▪ ROE 9.6%; Debt/Equity 48%/52% ▪ Includes programs addressing energy efficiency, peak demand reduction, and building decarbonization EnergizeNJ: Settlement negotiations in progress; Expect final order by 1Q25 ▪ Significant capital investments over 5 years (2025-2029) to enhance reliability and modernize distribution system New Jersey Base Rate Case: Settlement filed 9/13/24; ALJ recommended PAPUC approval on 10/15/24 ▪ $225M revenue adjustment, based on YE 2025 projected rate base of $7B and related cost of service ‒ Constructive outcome; difference in revenue requested and settlement primarily relates to proposed expenses ▪ Represents 4.7% average residential rate increase ‒ FE PA’s residential rates remain 2% below peer average in the state ▪ Supports investment to strengthen the grid and provides enhanced vegetation management program to improve reliability metrics ▪ Required stay-out of new rates until 1/1/27 Pennsylvania PA would mark the fourth constructive base rate case outcome since late 2023, totaling nearly $450M of annual revenue adjustments which support increased investments and best serving customers 11

Recent Regulatory Activity - OH Strategic & Financial Highlights – Published October 29, 2024 ESP V: Withdrawal filed 10/29/24 ▪ The withdrawal is subject to PUCO order and will result in the Ohio Companies reverting to ESP IV until an ESP VI is filed and approved ▪ Reverting to ESP IV allows us to avoid uncertainty in ESP V with respect to certain conditions, work to get clarity on key ESP rider provisions, and ensure that rider programs are addressed in the appropriate forum of an ESP ▪ Expect to file the ESP VI by early next year and better align the review of ESP VI with the review of our Ohio base rate case Ohio Additional ESP Background May 15: PUCO issued Order to approve our ESP V with modifications, with rates effective June 1, 2025 June 14: FE filed Application for Rehearing (AFR) August 27: Ohio Supreme Court decision (Application of Moraine Wind, LLC), stating that PUCO must decide an AFR within 30 days which thus meant FE’s AFR was denied by operation of law Ohio Political and Charitable Spend Audit: ▪ Audit report filed 9/30/24; confirmed that customers’ rates were impacted by ~$15k of HB6-related political and charitable spending, and FE agreed to provide refunds with interest ▪ Comments filed 10/22 and replies due 11/5 Corporate Separation Audit: ▪ Evidentiary hearings held in October ▪ Initial briefs 11/15, reply briefs 12/13 12

Economic & Customer Updates Strategic & Financial Highlights – Published October 29, 2024 Economic Trends Source: Moody’s Analytics & U.S Bureau of Economic Analysis 0% 1% 2% 3% 4% 5% 6% 2023Q3 2023Q4 2024Q1 2024Q2U n e m p lo y m e n t R a te Unemployment Rate OH PA NJ MD WV 0% 1% 2% 3% 4% 5% 6% 2023Q3 2023Q4 2024Q1 2024Q2 G ro s s D o m e s ti c ( S ta te ) P ro d u c t % GDP Growth OH PA NJ MD WV U.S. Avg. U.S. Avg. Positive GDP growth in all five states, with accelerating growth in OH & PA Unemployment rates in FE states are generally in-line with US average Well-positioned to serve customers; our investment program will adjust as needed to ensure capacity and reliable service Weather- Adjusted Customer Load Trends -1.4% -0.7% -0.6% 0.0% -0.1% 0.2% 2.1% 2.5% 2.5% 0.2% 0.6% 0.7% 3Q24 YTD24 TTM Res Com Ind Total 13

Key Financial Updates Strategic & Financial Highlights – Published October 29, 2024 YTD, completed $1.4B in long-term debt transactions at a weighted average coupon of 5.1% ▪ In September, FET launched $800M senior unsecured notes in two tranches at weighted avg. coupon of $4.78%; Private offering with SEC registration rights ▪ JCP&L is considering a similarly structured transaction In October, FE and subsidiaries entered into amendments to extend the maturity date of revolving credit facilities by one year to 10/18/28 ▪ In addition, borrowing limit of JCP&L’s credit facility was increased to $750M from $500M ▪ FE now has $5.9B of commitments under its revolving credit facilities and as of 10/28/24, had ~$6B in total liquidity (including ~$300M cash on hand) On October 2, Fitch upgraded FE Corp. to BBB from BBB- and several subsidiaries received one-notch credit rating upgrades ▪ With these upgrades, FE and its subsidiaries have received 40 total notches of upgrades this year across all three rating agencies ▪ FE Corp. remains on positive outlook at S&P We are positioned well, with financial strength and opportunity to build on our momentum and become a premier electric company that delivers value to our customers, communities, and investors 14

Earnings Supplement to the Financial Community 16. 3Q Earnings Summary and Reconciliation 17. 3Q Operating Earnings Drivers by Segment 18. YTD Summary and Reconciliation 19. YTD Operating Earnings Drivers by Segment 20. Special Items Descriptions 21. 3Q 2024 Earnings Results 22. 3Q 2023 Earnings Results 23. Quarter-over-Quarter Earnings Comparison 24. YTD 2024 Earnings Results 25. YTD 2023 Earnings Results 26. YTD Year-over-Year Comparison TABLE OF CONTENTS (Slide) Gina E. Caskey Director, IR & Corporate Responsibility caskeyg@firstenergycorp.com 330.761.4185 Jake M. Mackin Manager, Investor Relations mackinj@firstenergycorp.com 330.384.4829 Other sections within Highlights include: • Quarterly Support (slides 27-34) Strategic & Financial Highlights – Published October 29, 202415

3Q Earnings Summary and Reconciliation

Quarterly Summary

	3Q 2024	3Q 2023	Change
GAAP Earnings Per Basic Share from Continuing Operations	**$0.73**	**$0.74**	**$(0.01)**
Special Items	$0.12	$0.14	$(0.02)
Operating (Non-GAAP) Earnings Per Share	**$0.85**	**$0.88**	**$(0.03)**

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

Quarterly Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Distribution	Integrated	Stand-Alone Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
3Q 2023 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	$175	$145	$100	$1	$421
3Q 2023 Basic Earnings Per Share from Continuing Operations - GAAP (avg. shares outstanding 573M)	$0.31	$0.25	$0.17	$0.01	$0.74
Special Items - 2023					
Enhanced employee retirement and other related costs	0.04	0.03	—	—	0.07
Exit of generation	—	—	—	0.01	0.01
FE Forward costs to achieve	—	—	—	0.01	0.01
Investigation and other related costs	—	—	—	0.03	0.03
Regulatory charges	0.02	—	—	—	0.02
Total Special Items - 3Q 2023	0.06	0.03	—	0.05	0.14
3Q 2023 Operating Earnings Per Share - Non-GAAP	$0.37	$0.28	$0.17	$0.06	$0.88
Rates & Investments	0.01	0.09	0.02	—	0.12
Ohio ESP	(0.02)	—	—	—	(0.02)
Customer Demand	0.02	0.01	—	—	0.03
Operating Expenses	—	(0.02)	—	—	(0.02)
Financing Costs	—	0.01	(0.06)	0.03	(0.02)
All Other	0.01	—	—	(0.13)	(0.12)
3Q 2024 Operating Earnings (Loss) Per Share - Non-GAAP	$0.39	$0.37	$0.13	$(0.04)	$0.85
Special Items - 2024					
Enhanced employee retirement and other related costs	(0.01)	—	—	—	(0.01)
FE Forward costs to achieve	(0.04)	(0.03)	(0.01)	—	(0.08)
Investigation and other related costs	—	—	—	(0.03)	(0.03)
Total Special Items - 3Q 2024	(0.05)	(0.03)	(0.01)	(0.03)	(0.12)
3Q 2024 Basic Earnings Per Share (Loss) from Continuing Operations - GAAP (avg. shares outstanding 576M)	$0.34	$0.34	$0.12	$(0.07)	$0.73
3Q 2024 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - GAAP	$193	$197	$72	$(43)	$419

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in the third quarter of 2024 and 2023.

16 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

3Q Operating Earnings Drivers by Segment

Descriptions: 3Q 2024 vs. 3Q 2023

	Distribution	Integrated	Stand-Alone Transmission	Corp / Other
Rates & Investments +$0.12	$0.01: Primarily due to PA DSIC revenues and lower OH rate credit	$0.09: Implementation of new base rates, formula Dx and Tx investment programs	$0.02: Formula Tx investment programs	-
Ohio ESP ($0.02)	($0.02): Due to impact of ESP V order effective 6/1/24	-	-	-
Customer Demand +$0.03	$0.02: Favorable weather vs. 2023 (+$0.03), partially offset by lower weather-adjusted sales ($0.01)	$0.01: Favorable weather vs. 2023	-	-
Operating Expenses ($0.02)	$0.00: Primarily due to lower labor and materials offset by higher planned vegetation management and storm restoration expenses	($0.02): Primarily due to higher storm restoration expenses	-	-
Financing Costs[1] ($0.02)	-	$0.01: Primarily due to JCP&L $500M long-term debt redemption in April	($0.06): Primarily due to the impact of FET 30% interest sale (closed 3/25/24)	$0.03: Primarily due to interest expense benefits from use of proceeds on FET 30% sale
All Other ($0.12)	$0.01: Primarily due to a lower effective tax rate	-	-	($0.13): Primarily due to lower tax benefits ($0.09) and lower planned Signal Peak earnings ($0.03)
Total ($0.03)	**$0.02**	**$0.09**	**($0.04)**	**($0.10)**

[1] Includes the net impact of interest expense, capitalized financing costs, and interest income (which is included within "miscellaneous income, net").

17 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

YTD Earnings Summary and Reconciliation

YTD September Summary

	2024	2023	Change
GAAP Earnings Per Basic Share from Continuing Operations	**$1.25**	**$1.66**	**$(0.41)**
Special Items	$0.71	$0.28	$0.43
Operating (Non-GAAP) Earnings Per Share	**$1.96**	**$1.94**	**$0.02**

Note: Refer to slide 3 for information on Non-GAAP Financial Matters.

YTD September Reconciliation

EPS Variance Analysis (in millions, except per share amounts)	Distribution	Integrated	Stand-Alone Transmission	Corporate / Other	FirstEnergy Corp. Consolidated
2023 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - (GAAP)	$506	$290	$301	$(149)	$948
2023 Basic Earnings (Loss) Per Share from Continuing Operations - GAAP (avg. shares outstanding 573M)	$0.89	$0.51	$0.53	$(0.27)	$1.66
Special Items - 2023					
Debt-related costs	—	—	—	0.05	0.05
Enhanced employee retirement and other related costs	0.06	0.04	—	—	0.10
Exit of generation	—	—	—	0.02	0.02
FE Forward costs to achieve	0.02	0.01	—	0.04	0.07
Investigation and other related costs	—	—	—	0.07	0.07
Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(0.04)	(0.03)	—	0.01	(0.06)
Regulatory charges	0.02	0.01	—	—	0.03
Total Special Items - 2023	0.06	0.03	—	0.19	0.28
2023 Operating Earnings (Loss) Per Share - Non-GAAP	$0.95	$0.54	$0.53	$(0.08)	$1.94
Rates & Investments	0.02	0.24	0.07	—	0.33
Ohio ESP	(0.02)	—	—	—	(0.02)
Customer demand	0.07	0.06	—	—	0.13
Operating Expense	(0.09)	(0.06)	—	—	(0.15)
Financing Costs	—	—	(0.14)	0.05	(0.09)
All Other	(0.03)	(0.05)	(0.01)	(0.09)	(0.18)
2024 Operating Earnings (Loss) Per Share - Non-GAAP	$0.90	$0.73	$0.45	$(0.12)	$1.96
Special Items - 2024					
ARO regulatory change	(0.06)	(0.02)	—	(0.20)	(0.28)
Debt-related costs	—	—	—	(0.12)	(0.12)
Enhanced employee retirement and other related costs	(0.01)	—	—	—	(0.01)
FE Forward cost to achieve	(0.05)	(0.03)	(0.01)	—	(0.09)
Investigation and other related costs	—	—	—	(0.10)	(0.10)
Regulatory charges	(0.04)	0.01	—	—	(0.03)
Strategic transaction charges	—	(0.02)	(0.03)	(0.03)	(0.08)
Total Special Items - 2024	(0.16)	(0.06)	(0.04)	(0.45)	(0.71)
2024 Basic Earnings (Loss) Per Share from Continuing Operations - GAAP (avg. shares outstanding 575M)	$0.74	$0.67	$0.41	$(0.57)	$1.25
2024 Earnings (Loss) Attributable to FirstEnergy Corp. from Continuing Operations - (GAAP)	$426	$387	$237	$(333)	$717

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29% in 2024 and 2023.

18 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

YTD Operating Earnings Drivers by Segment

Descriptions: YTD24 vs. YTD23

	Distribution	Integrated	Stand-Alone Transmission	Corp / Other
Rates & Investments +$0.33	$0.02: Primarily due to PA DSIC revenues and lower OH rate credit	$0.24: Implementation of new base rates, formula Dx and Tx investment programs	$0.07: Formula Tx investment programs	-
Ohio ESP ($0.02)	($0.02): Due to impact of ESP V order effective 6/1/24	-	-	-
Customer Demand +$0.13	$0.07: Favorable weather vs. 2023 (+$0.10), partially offset by lower weather-adj. sales ($0.03)	$0.06: Favorable weather vs. 2023 (+$0.05) and higher weather-adj. sales (+$0.01)	-	-
Operating Expenses ($0.15)	($0.09): Primarily due to higher planned vegetation management and storm restoration expenses, and lower bad debt expense in 2023	($0.06): Primarily due to higher storm restoration expenses, planned vegetation management, depreciation, and general taxes	-	-
Financing Costs[1] ($0.09)	-	-	($0.14): Primarily due to the impact of FET 30% interest sale (closed 3/25/24)	$0.05: Primarily due to interest expense benefits from use of proceeds on FET 30% sale, partially offset by convertible debt issuance in May 2023
All Other ($0.18)	($0.03): Primarily due to lower miscellaneous/other revenues and lower pension/OPEB credits	($0.05): Primarily due to lower tax benefits and Tx project abandonment	($0.01): Primarily due to non-recoverable expense at TrAILCo	($0.09): Primarily due to lower tax benefits and lower planned Signal Peak earnings
Total +$0.02	**($0.05)**	**$0.19**	**($0.08)**	**($0.04)**

[1] Includes the net impact of interest expense, capitalized financing costs, and interest income (which is included within "miscellaneous income, net").

19

Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

Special Items Descriptions Strategic & Financial Highlights – Published October 29, 2024 ▪ ARO regulatory change: Primarily related to increases in asset retirement obligations, primarily associated with the planned transfer of the McElroy’s Run coal ash disposal site to a third party and an estimate for new remediation obligations for various legacy coal combustion residual sites triggered by a new EPA regulation. ▪ Debt-related costs: Primarily reflects costs associated with the redemption and early retirement of debt. ▪ Enhanced employee retirement and other related costs: Primarily reflects transition and benefit costs associated with the Company's voluntary retirement program and involuntary separations. ▪ Exit of generation: Primarily reflects charges or credits resulting from the exit of competitive operations. ▪ FE Forward cost to achieve: Primarily reflects the impairment charge related to exiting the Akron general office, the termination charges associated with exiting certain sporting sponsorship agreements and certain advisory and other costs incurred to transform FirstEnergy Corp. for the future. ▪ Investigation and other related costs: Primarily reflects litigation settlements and reserves, including those related to the SEC and OOCIC investigations, and other legal and advisory expenses related to the government investigations, net of the received derivative settlement insurance proceeds. ▪ Mark-to-market adjustments - Pension/OPEB actuarial assumptions: Reflects the change in fair value of plan assets and net actuarial gains and losses associated with the Company's pension and other post-employment benefit plans. ▪ Regulatory charges (credits): Primarily reflects the impact of regulatory agreements, proceedings, audits, concessions or orders requiring certain commitments, refunds, and/or disallowing the recoverability of costs, net of related credits. ▪ State tax legislative changes: Primarily reflects charges resulting from state tax legislative changes. ▪ Strategic transaction charges: Primarily reflects the net tax charges and related updates associated with the FET interest sales and consolidation of the Pennsylvania Companies. Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating, the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. 20

3Q 2024 Earnings Results Strategic & Financial Highlights – Published October 29, 2024 3rd Quarter 2024 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) Dx Int Tx Corp FE Dx Int Tx Corp FE Dx Int Tx Corp FE (1) Electric sales $ 1,775 $ 1,432 $ 470 $ 2 $ 3,679 $ — $ — $ — $ — $ — $ 1,775 $ 1,432 $ 470 $ 2 $ 3,679 (2) Other 42 20 5 (17) 50 — — — — — 42 20 5 (17) 50 (3) Total Revenues 1,817 1,452 475 (15) 3,729 — — — — — 1,817 1,452 475 (15) 3,729 (4) Fuel — 139 — — 139 — — — — — — 139 — — 139 (5) Purchased power 571 508 — 7 1,086 — — — — — 571 508 — 7 1,086 (6) Other operating expenses 644 349 113 (7) 1,099 (37) (b)(c) (22) (b)(c) (11) (c) (23) (c)(d) (93) 607 327 102 (30) 1,006 (7) Provision for depreciation 163 132 84 21 400 (2) (a)(c) — — (1) (a) (3) 161 132 84 20 397 (8) Deferral of regulatory assets, net (55) 20 2 — (33) — — — — — (55) 20 2 — (33) (9) General taxes 196 34 70 11 311 — (1) (c) — — (1) 196 33 70 11 310 (10) Total Operating Expenses 1,519 1,182 269 32 3,002 (39) (23) (11) (24) (97) 1,480 1,159 258 8 2,905 (11) Debt redemption costs — — — — — — — — — — — — — — — (12) Equity method investment earnings — — — 21 21 — — — — — — — — 21 21 (13) Miscellaneous income, net 28 13 7 5 53 — — — — — 28 13 7 5 53 (14) Interest expense (106) (62) (70) (38) (276) — — — — — (106) (62) (70) (38) (276) (15) Capitalized financing costs 7 12 16 — 35 — — — — — 7 12 16 — 35 (16) Total Other Expense (71) (37) (47) (12) (167) — — — — — (71) (37) (47) (12) (167) (17) Income taxes (benefits) 34 36 40 (16) 94 10 (a)(b)(c) 7 (b)(c) 3 (c) 5 (a)(c)(d) 25 44 43 43 (11) 119 (18) Income attributable to noncontrolling interest — — 47 — 47 — — 4 (c) — 4 — — 51 — 51 (19) Earnings (Loss) Attributable to FE Corp. from Continuing Operations $ 193 $ 197 $ 72 $ (43) $ 419 $ 29 $ 16 $ 4 $ 19 $ 68 $ 222 $ 213 $ 76 $ (24) $ 487 (20) Average Shares Outstanding 576 576 576 (21) Earnings (Loss) per Share $ 0.34 $ 0.34 $ 0.12 $ (0.07) $ 0.73 $ 0.05 $ 0.03 $ 0.01 $ 0.03 $ 0.12 $ 0.39 $ 0.37 $ 0.13 $ (0.04) $ 0.85 Special Items (after-tax impact): (a) (a) ARO regulatory change $ 1 $ — $ — $ — $ 1 (b) (b) Enhanced employee retirement and other related costs 3 2 — — 5 (c) (c) FE Forward cost to achieve 25 14 4 3 46 (d) (d) Investigation and other related costs — — — 16 16 Impact to Earnings $ 29 $ 16 $ 4 $ 19 $ 68 21

3Q 2023 Earnings Results Strategic & Financial Highlights – Published October 29, 2024 3rd Quarter 2023 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) Dx Int Tx Corp FE Dx Int Tx Corp FE Dx Int Tx Corp FE (1) Electric sales $ 1,754 $ 1,254 $ 434 $ 1 $ 3,443 $ — $ — $ — $ — $ — $ 1,754 $ 1,254 $ 434 $ 1 $ 3,443 (2) Other 41 12 5 (14) 44 — — — — — 41 12 5 (14) 44 (3) Total Revenues 1,795 1,266 439 (13) 3,487 — — — — — 1,795 1,266 439 (13) 3,487 (4) Fuel — 166 — — 166 — — — — — — 166 — — 166 (5) Purchased power 702 447 — 6 1,155 — — — — — 702 447 — 6 1,155 (6) Other operating expenses 564 324 97 (18) 967 (31) (a)(c)(e) (19) (a) — (35) (b)(c)(d) (85) 533 305 97 (53) 882 (7) Provision for depreciation 155 116 77 18 366 — (1) (c) — — (1) 155 115 77 18 365 (8) Deferral of regulatory assets, net (124) (17) 1 — (140) — — — — — (124) (17) 1 — (140) (9) General taxes 193 34 65 15 307 (1) (c) — — — (1) 192 34 65 15 306 (10) Total Operating Expenses 1,490 1,070 240 21 2,821 (32) (20) — (35) (87) 1,458 1,050 240 (14) 2,734 (11) Debt redemption costs — — — — — — — — — — — — — — — (12) Equity method investment earnings — — — 43 43 — — — — — — — — 43 43 (13) Miscellaneous income, net 10 18 6 (10) 24 18 (a)(e) 5 (a) — — 23 28 23 6 (10) 47 (14) Pension and OPEB mark-to-market adjustment — — — — — — — — — — — — — — — (15) Interest expense (100) (67) (62) (60) (289) — — — — — (100) (67) (62) (60) (289) (16) Capitalized financing costs 6 10 10 — 26 — — — — — 6 10 10 — 26 (17) Total Other Expense (84) (39) (46) (27) (196) 18 5 — — 23 (66) (34) (46) (27) (173) (18) Income taxes (benefits) 46 12 33 (62) 29 11 (a)(c)(e) 8 (a)(c) — 8 (b)(c)(d) 27 57 20 33 (54) 56 (19) Income attributable to noncontrolling interest — — 20 — 20 — — — — — — — 20 — 20 (20) Earnings Attributable to FE Corp. from Continuing Operations $ 175 $ 145 $ 100 $ 1 $ 421 $ 39 $ 17 $ — $ 27 $ 83 $ 214 $ 162 $ 100 $ 28 $ 504 (21) Average Shares Outstanding 573 573 573 (22) Earnings per Share $ 0.31 $ 0.25 $ 0.17 $ 0.01 $ 0.74 $ 0.06 $ 0.03 $ — $ 0.05 $ 0.14 $ 0.37 $ 0.28 $ 0.17 $ 0.06 $ 0.88 Special Items (after-tax impact): (a) (a) Enhanced employee retirement and other related costs $ 23 $ 16 $ — $ — $ 39 (b) (b) Exit of generation — — — 8 8 (c) (c) FE Forward cost to achieve 4 1 — 3 8 (d) (d) Investigation and other related costs — — — 16 16 (e) (e) Regulatory charges 12 — — — 12 Impact to Earnings $ 39 $ 17 $ — $ 27 $ 83 22

Quarter-over-Quarter Earnings Comparison

3rd Quarter 2024 vs 3rd Quarter 2023

	(in millions, except for per share amounts)	GAAP					Special Items					Operating (Non-GAAP)				
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ 21	$ 178	$ 36	$ 1	$ 236	$ —	$ —	$ —	$ —	$ —					
(2)	Other	1	8	—	(3)	6	—	—	—	—	—					
(3)	Total Revenues	22	186	36	(2)	242	—	—	—	—	—	22	186	36	(2)	242
(4)	Fuel	—	(27)	—	—	(27)	—	—	—	—	—					
(5)	Purchased power	(131)	61	—	1	(69)	—	—	—	—	—					
(6)	Other operating expenses	80	25	16	11	132	(6)	(3)	(11)	12	1					
(7)	Provision for depreciation	8	16	7	3	34	(2)	1	—	(1)	(1)					
(8)	Deferral of regulatory assets, net	69	37	1	—	107	—	—	—	—	—					
(9)	General taxes	3	—	5	(4)	4	1	(1)	—	—	—					
(10)	Total Operating Expenses	29	112	29	11	181	(7)	(3)	(11)	11	—	22	109	18	22	181
(11)	Debt redemption costs	—	—	—	—	—	—	—	—	—	—					
(12)	Equity method investment earnings	—	—	—	(22)	(22)	—	—	—	—	—					
(13)	Miscellaneous income, net	18	(5)	1	15	29	(18)	(5)	—	—	—					
(14)	Pension and OPEB mark-to-market adjustment	—	—	—	—	—	—	—	—	—	—					
(15)	Interest expense	(6)	5	(8)	22	13	—	—	—	—	—					
(16)	Capitalized financing costs	1	2	6	—	9	—	—	—	—	—					
(17)	Total Other Expense	13	2	(1)	15	29	(18)	(5)	—	—	—	(5)	(3)	(1)	15	29
(18)	Income taxes (benefits)	(12)	24	7	46	65	(1)	(1)	3	(3)	—					
(19)	Income attributable to noncontrolling interest	—	—	27	—	27	—	—	4	—	4					
(20)	Earnings (Loss) Attributable to FE Corp. from Continuing Operations	$ 18	$ 52	$ (28)	$ (44)	$ (2)	$ (10)	$ (1)	$ 4	$ (8)	$ (4)	$ 8	$ 51	$ (24)	$ (52)	$ (6)
(21)	Average Shares Outstanding			3					3					3		
(22)	Earnings (Loss) per Share	$ 0.03	$ 0.09	$ (0.05)	$ (0.08)	$ (0.01)	$ (0.01)	$ —	$ 0.01	$ (0.02)	$ (0.02)	$ 0.02	$ 0.09	$ (0.04)	$ (0.10)	$ (0.03)

23 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

YTD 2024 Earnings Results Strategic & Financial Highlights – Published October 29, 2024 YTD September 2024 (in millions, except for per share amounts) GAAP Special Items Operating (Non-GAAP) Dx Int Tx Corp FE Dx Int Tx Corp FE Dx Int Tx Corp FE (1) Electric sales $ 5,110 $ 3,676 $ 1,367 $ 6 $10,159 $ — $ — $ — $ — $ — $ 5,110 $ 3,676 $ 1,367 $ 6 $ 10,159 (2) Other 122 49 14 (48) 137 — — — — — 122 49 14 (48) 137 (3) Total Revenues 5,232 3,725 1,381 (42) 10,296 — — — — — 5,232 3,725 1,381 (42) 10,296 (4) Fuel — 372 — — 372 — — — — — — 372 — — 372 (5) Purchased power 1,723 1,260 — 16 2,999 — — — — — 1,723 1,260 — 16 2,999 (6) Other operating expenses 1,871 1,041 280 83 3,275 (121) (a)(d)(f) (93) (a)(d)(f) (11) (d) (185) (a)(d)(e) (410) 1,750 948 269 (102) 2,865 (7) Provision for depreciation 486 386 249 57 1,178 (3) (d) (1) (d) — (1) (a) (5) 483 385 249 56 1,173 (8) Amortization (deferral) of regulatory assets, net (152) (58) 5 — (205) — 61 (f) — — 61 (152) 3 5 — (144) (9) General taxes 569 104 209 33 915 (1) (d) (1) (d) — — (2) 568 103 209 33 913 (10) Total Operating Expenses 4,497 3,105 743 189 8,534 (125) (34) (11) (186) (356) 4,372 3,071 732 3 8,178 (11) Debt redemption costs — — — (85) (85) — — — 85 (b) 85 — — — — — (12) Equity method investment earnings — — — 64 64 — — — — — — — — 64 64 (13) Miscellaneous income, net 101 39 12 4 156 — — — — — 101 39 12 4 156 (14) Interest expense (331) (198) (201) (136) (866) — — — 3 (b) 3 (331) (198) (201) (133) (863) (15) Capitalized financing costs 17 33 43 1 94 — — — — — 17 33 43 1 94 (16) Total Other Expense (213) (126) (146) (152) (637) — — — 88 88 (213) (126) (146) (64) (549) (17) Income taxes (benefits) 96 107 141 (50) 294 31 (a)(d)(f) 3 (a)(d)(f)(g) (21) (g) 13 (a)(b)(d)(e)(g) 26 127 110 120 (37) 320 (18) Income attributable to noncontrolling interest — — 114 — 114 — — 9 (d)(g) — 9 — — 123 — 123 (19) Earnings (Loss) Attributable to FE Corp. from Continuing Operations $ 426 $ 387 $ 237 $ (333) $ 717 $ 94 $ 31 $ 23 $ 261 $ 409 $ 520 $ 418 $ 260 $ (72) $ 1,126 (20) Average Shares Outstanding 575 575 575 (21) Earnings (Loss) per Share $ 0.74 $ 0.67 $ 0.41 $ (0.57) $ 1.25 $ 0.16 $ 0.06 $ 0.04 $ 0.45 $ 0.71 $ 0.90 $ 0.73 $ 0.45 $ (0.12) $ 1.96 Special Items (after-tax impact): (a) (a) ARO regulatory change $ 35 $ 12 $ — $ 115 $ 162 (b) (b) Debt-related costs — — — 69 69 (c) (c) Enhanced employee retirement and other related costs 3 2 — — 5 (d) (d) FE Forward cost to achieve 31 16 4 3 54 (e) (e) Investigation and other related costs — — — 54 54 (f) (f) Regulatory charges 25 (7) — — 18 (g) (g) Strategic transaction charges — 8 19 20 47 Impact to Earnings $ 94 $ 31 $ 23 $ 261 $ 409 24

YTD 2023 Earnings Results

YTD September 2023

GAAP (in millions, except for per share amounts)

	(in millions, except for per share amounts)	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ 5,115	$ 3,206	$ 1,262	$ 6	$ 9,589
(2)	Other	124	44	13	(46)	135
(3)	Total Revenues	5,239	3,250	1,275	(40)	9,724
(4)	Fuel	—	439	—	—	439
(5)	Purchased power	1,985	1,172	—	16	3,173
(6)	Other operating expenses	1,599	862	260	(23)	2,698
(7)	Provision for depreciation	464	343	226	55	1,088
(8)	Amortization (deferral) of regulatory assets, net	(174)	(85)	6	—	(253)
(9)	General taxes	555	98	193	35	881
(10)	Total Operating Expenses	4,429	2,829	685	83	8,026
(11)	Debt redemption costs	—	—	—	(36)	(36)
(12)	Equity method investment earnings	—	—	—	134	134
(13)	Miscellaneous income, net	58	50	17	(23)	102
(14)	Pension and OPEB mark-to-market adjustment	34	24	6	(5)	59
(15)	Interest expense	(290)	(187)	(179)	(172)	(828)
(16)	Capitalized financing costs	16	25	26	2	69
(17)	Total Other Expense	(182)	(88)	(130)	(100)	(500)
(18)	Income taxes (benefits)	122	43	102	(74)	193
(19)	Income attributable to noncontrolling interest	—	—	57	—	57
(20)	Earnings (Loss) Attributable to FE Corp. from Continuing Operations	$ 506	$ 290	$ 301	$ (149)	$ 948
(21)	Average Shares Outstanding			573		
(22)	Earnings (Loss) per Share	$ 0.89	$ 0.51	$ 0.53	$ (0.27)	$ 1.66

Special Items

		Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ —	$ 6 (g)	$ 1 (g)	$ —	$ 7
(2)	Other	—	—	—	—	—
(3)	Total Revenues	—	6	1	—	7
(4)	Fuel	—	—	—	—	—
(5)	Purchased power	—	—	—	—	—
(6)	Other operating expenses	(55) (b)(d)(g)	(32) (b)(d)(g)	(1) (g)	(98) (c)(d)(e)	(186)
(7)	Provision for depreciation	(3) (d)	(1) (d)	—	—	(4)
(8)	Amortization (deferral) of regulatory assets, net	—	—	—	—	—
(9)	General taxes	(1) (d)	—	—	—	(1)
(10)	Total Operating Expenses	(59)	(33)	(1)	(98)	(191)
(11)	Debt redemption costs	—	—	—	36 (a)	36
(12)	Equity method investment earnings	—	—	—	—	—
(13)	Miscellaneous income, net	21 (b)(g)	8 (b)	—	—	29
(14)	Pension and OPEB mark-to-market adjustment	(34) (f)	(23) (f)	—	5 (f)	(52)
(15)	Interest expense	—	—	—	—	—
(16)	Capitalized financing costs	—	—	—	—	—
(17)	Total Other Expense	(13)	(15)	—	41	13
(18)	Income taxes (benefits)	10 (b)(d)(f)(g)(h)	5 (b)(d)(f)(g)	1 (g)	30 (a)(c)(d)(e)(f)	46
(19)	Income attributable to noncontrolling interest	—	—	—	—	—
(20)	Earnings (Loss) Attributable to FE Corp. from Continuing Operations	$ 36	$ 19	$ 1	$ 109	$ 165
(21)	Average Shares Outstanding			573		
(22)	Earnings (Loss) per Share	$ 0.06	$ 0.03	$ —	$ 0.19	$ 0.28

Operating (Non-GAAP)

		Dx	Int	Tx	Corp	FE
(3)	Total Revenues	5,239	3,256	1,276	(40)	9,731
(10)	Total Operating Expenses	4,370	2,796	684	(15)	7,835
(17)	Total Other Expense	(195)	(103)	(130)	(59)	(487)
(20)	Earnings (Loss) Attributable to FE Corp. from Continuing Operations	$ 542	$ 309	$ 302	$ (40)	$ 1,113
(21)	Average Shares Outstanding			573		
(22)	Earnings (Loss) per Share	$ 0.95	$ 0.54	$ 0.53	$ (0.08)	$ 1.94

Special Items (after-tax impact):

	Dx	Int	Tx	Corp	FE
(a) Debt-related costs	$ —	$ —	$ —	$ 29	$ 29
(b) Enhanced employee retirement and other related costs	35	25	—	—	60
(c) Exit of generation	—	—	—	8	8
(d) FE Forward cost to achieve	11	5	—	26	42
(e) Investigation and other related costs	—	—	—	42	42
(f) Mark-to-market adjustments - Pension/OPEB actuarial assumptions	(26)	(16)	—	4	(38)
(g) Regulatory charges	15	5	1	—	21
(h) State tax legislative change	1	—	—	—	1
Impact to Earnings	$ 36	$ 19	$ 1	$ 109	$ 165

25 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

YTD Year-over-Year Comparison

YTD September 2024 vs YTD September 2023

	(in millions, except for per share amounts)	GAAP					Special Items					Operating (Non-GAAP)				
		Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE	Dx	Int	Tx	Corp	FE
(1)	Electric sales	$ (5)	$ 470	$ 105	$ —	$ 570	$ —	$ (6)	$ (1)	$ —	$ (7)					
(2)	Other	(2)	5	1	(2)	2	—	—	—	—	—					
(3)	Total Revenues	(7)	475	106	(2)	572	—	(6)	(1)	—	(7)	(7)	469	105	(2)	565
(4)	Fuel	—	(67)	—	—	(67)	—	—	—	—	—					
(5)	Purchased power	(262)	88	—	—	(174)	—	—	—	—	—					
(6)	Other operating expenses	272	179	20	106	577	(66)	(61)	(10)	(87)	(224)					
(7)	Provision for depreciation	22	43	23	2	90	—	—	—	(1)	(1)					
(8)	Amortization (deferral) of regulatory assets, net	22	27	(1)	—	48	—	61	—	—	61					
(9)	General taxes	14	6	16	(2)	34	—	(1)	—	—	(1)					
(10)	Total Operating Expenses	68	276	58	106	508	(66)	(1)	(10)	(88)	(165)	2	275	48	18	343
(11)	Debt redemption costs	—	—	—	(49)	(49)	—	—	—	49	49					
(12)	Equity method investment earnings	—	—	—	(70)	(70)	—	—	—	—	—					
(13)	Miscellaneous income, net	43	(11)	(5)	27	54	(21)	(8)	—	—	(29)					
(14)	Pension and OPEB mark-to-market adjustment	(34)	(24)	(6)	5	(59)	34	23	—	(5)	52					
(15)	Interest expense	(41)	(11)	(22)	36	(38)	—	—	—	3	3					
(16)	Capitalized financing costs	1	8	17	(1)	25	—	—	—	—	—					
(17)	Total Other Expense	(31)	(38)	(16)	(52)	(137)	13	15	—	47	75	(18)	(23)	(16)	(5)	(62)
(18)	Income taxes (benefits)	(26)	64	39	24	101	21	(2)	(22)	(17)	(20)					
(19)	Income attributable to noncontrolling interest	—	—	57	—	57	—	—	9	—	9					
(20)	Earnings (Loss) Attributable to FE Corp. from Continuing Operations	$ (80)	$ 97	$ (64)	$ (184)	$ (231)	$ 58	$ 12	$ 22	$ 152	$ 244	$ (22)	$ 109	$ (42)	$ (32)	$ 13
(21)	Average Shares Outstanding			2					2					2		
(22)	Earnings (Loss) per Share	$ (0.15)	$ 0.16	$ (0.12)	$ (0.30)	$ (0.41)	$ 0.10	$ 0.03	$ 0.04	$ 0.26	$ 0.43	$ (0.05)	$ 0.19	$ (0.08)	$ (0.04)	$ 0.02

26

Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

Quarterly Support Strategic & Financial Highlights – Published October 29, 2024 Strategic & Regulatory 28. Regulatory Calendar 29. Earned ROE Summary 30. Earnings ROEs Detail by Jurisdiction TABLE OF CONTENTS (Slide) Quarterly Support 31. TTM Actual Sales by Class 32. TTM Weather-Adjusted Sales 33. TTM Weather Impacts 34. Credit Ratings Summary 27

Regulatory Calendar

Select Proceedings

Jurisdiction	Regulatory Matter	Key Dates
Ohio	Base Rate Case	Filed base rate request for approximately $94M on 5/31/24, updated request to $190M on 7/31/24
	Grid Mod II	Settlement agreement filed 4/12/24; hearings concluded 7/2/24
	Electric Security Plan (ESP V)	PUCO order issued 5/15/24, Application for Rehearing (AFR) was denied due to operation of law, Ohio companies did not appeal AFR to Ohio Supreme Court; Withdrawal filed on 10/29/24
	HB6 Related Investigations	Review of Political and Charitable Spending (audit report filed 9/30/24); Corporate Separation Audit (hearings 10/9/24-10/10/24); Rider DCR/DMR Audit (hearings to begin 2/3/25)
Pennsylvania	Base Rate Case	Filed base rate request for $502M on 4/2/24; Settlement agreement filed on 9/13/24; ALJ recommended PAPUC approval on 10/15/24; Order anticipated in December with rates eff. 1/1/25
	Long-Term Infrastructure Improvement Plan (LTIIP III)	Filed 7/22/24, requesting 5-yr program, totaling investments of $1.6B
	Approval of FET 30% Interest Sale	Received PAPUC approval of settlement agreement on 3/14/24; completed sale on 3/25/24
	Legal Entity Consolidation	Completed on 1/1/24
New Jersey	Distribution Base Rate Case Filing	Received BPU approval of settlement agreement on 2/14/24; implementation of base rate case effective 2/15/24 with rates effective for customers on 6/1/24
	Infrastructure Investment Program (EnergizeNJ)	Submitted amended filing on 2/27/24; Settlement negotiations in progress
	Energy Efficiency Triennial Plan Filing	Filed 12/1/23; Settlement filed 10/18/24; Expect approval on 10/30/24
	Management Audit	Final report released on 4/12/23; Comments filed on 7/31/23
West Virginia	Base Rate Case (Dx+Tx+Gx)	Received WVPSC approval of settlement agreement on 3/26/24; rates effective 3/27/24
	Solar Generation Projects Proceeding	Received WVPSC approval of first 30 MW on 8/23/23, surcharge effective 1/1/24; approval pending on additional 20 MW
	Depreciation Rate Filing	Received WVPSC approval of settlement with rates effective 3/27/24
	Annual ENEC Filing (2023)	Received WVPSC approval of settlement with rates effective 3/27/24 to increase ENEC rates, with deferred amounts to be recovered in 2025-2026
Maryland	Energy Efficiency Plan (EmPOWER)	New legislation effective 7/1/24 reduces the carrying cost on the unamortized balances of EmPOWER costs from the pre-tax ROR to the average cost of outstanding debt
	Electric School Bus Pilot	Filed 1/17/24; hearing occurred on 10/4/24
	EV Phase II	Filed 3/1/24
FERC	FERC Rulemaking and Proceedings Re: Tx Planning	FERC Order 1920 issued 5/13/2024, PJM compliance filing due 6/2025; FirstEnergy's focus will be on items set for resolution in PJM compliance filing.
	Approval of FET 30% Interest Sale	Received FERC approval on 8/14/23; completed sale on 3/25/24
	PA Legal Entity Consolidation	Completed 1/1/24

28 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy

Earned ROE Summary

TTM 9/30/2024 (see next slide for details by jurisdiction)



Earned ROE (Weighted Avg)
10%
5%
0%
As filed in pending rate case update
As filed in pending rate case
4.7%
2.5%
8.3%
8.9%
9.0%
10.7%
10.45%

	Distribution		Integrated			Stand-Alone Transmission	
Earned ROE (Weighted Avg)	4.7%	2.5%	8.3%	8.9%	9.0%	10.7%	10.45%
	OH[(1)]	PA[(1)]	NJ[(2)]	WV[(2)]	MD[(2)]	FET TransCos[(3)]	KATCo
Rate Base	$4.4B	$7.2B	$4.4B	$3.7B	$1.0B	$8.0B	$0.4B
FE EPS Sensitivity Annual ROE (+/- 100 bps)	~$0.04	~$0.07	~$0.04	~$0.03	~$0.01	~$0.04	<$0.01
% of Total Rate Base	15%	25%	15%	13%	3%	28%	2%

<u>Commentary on recent/current base rate cases</u>

- OH: Filed base rate request for approximately $94M on 5/31/24; updated request for $190M filed 7/31/24; Requested ROE is 10.8%
- PA: Filed base rate case request for $502M on 4/2/24, Settlement Agreement filed 9/13/24; Order anticipated December 2024, with rates effective January 2025
- NJ: Implementation of base rate case effective 2/15/24, with rates effective for customers on 6/1/24, of $85M annually
- WV: Implementation of new base rates effective 3/27/24 of $105M annually
- MD: Implementation of new base rates effective 10/19/23 of $29M annually

(1) ROE and rate base represent the filed position by the Company in its pending rate case before revenue adjustment.
(2) NJ and MD include distribution and transmission. WV includes distribution, transmission, and generation.
(3) Includes weighted average ROE of ATSI, MAIT, and TrAILCo and excludes impact of interest on FET, LLC Hold Co debt, which approximates $100M annually

Note: Numbers may not foot due to rounding

29 Strategic & Financial Highlights – Published October 29, 2024 FirstEnergy

Earned ROE Detail by Jurisdiction

TTM 9/30/2024

			Test Year	Allowed ROE	Earned ROE	Rate Base[1]	Equity %[2]	Notes & Key Regulatory Adjustments[3]
Distribution	OH	Dx	2024 (proj.)	10.8% (filed)	4.7% (filed)	$4.4B (filed)	55% (filed)	▪ See Regulatory Corner for key filing parameters and adjustments ▪ Reflects update filing (5A+7F) made 7/31/24
	PA	Dx	2025 (proj.)	11.3% (filed)	2.5% (filed)	$7.2B (filed)	54% (filed)	▪ See Regulatory Corner for key filing parameters and adjustments
Integrated	NJ	Dx	June 2023	9.6%	7.9%	$3.1B	52%	Earned ROEs reflect the following: ▪ Recovery of previously incurred actuarial losses on Pension/OPEB consistent with the calculation of allowed ROEs ▪ Excludes allowance for funds used during construction-equity on Construction Work in Process (excluded from rate base) ▪ Excludes return on Energy Efficiency Programs, collected through Rider RRC
		Tx	Formula	10.20%	9.1%	$1.3B	52%	
	WV	Dx, Tx, Gx	Dec 2022	9.8%	8.9%	$3.7B	50%	Earned ROEs reflect the following: ▪ Recovery of previously incurred actuarial losses on Pension/OPEB consistent with the calculation of allowed ROEs ▪ Excludes income from investment in Allegheny Generating Company (Bath County pumped storage facility) and Fort Martin Power Station securitized scrubbers ▪ Excludes allowance for funds used during construction-equity on Construction Work in Process (excluded from rate base)
	MD	Dx	Dec 2022	9.5%	8.6%	$0.8B	53%	Earned ROEs reflect the following: ▪ Recovery of previously incurred actuarial losses on Pension/OPEB consistent with the calculation of allowed ROEs ▪ Excludes return/income and carrying costs on programs such as MD's EmPOWER energy efficiency program
		Tx[4]	Formula	10.45%	10.45%	$0.2B	50%	
Stand-Alone Transmission	FET	ATSI	Formula	10.38%	10.38%	$4.1B	60%	Earned ROEs reflect the following: ▪ Excludes allowance for funds used during construction-equity on Construction Work in Process (excluded from rate base)
		MAIT	Formula	10.30%	10.30%	$2.5B	60%	
		TrAIL	Formula	11.70%	11.70%	$1.4B	60%	
	KATCo	Tx	Formula	10.45%	10.45%	$0.4B	49%	

(1) For distribution assets, represents rate base at the end of the quarter for OH, PA, NJ and 13-month average for WV and MD. For FERC-regulated transmission assets, represents quarter-end rate base balance..
(2) Calculated using filed capital structure for OH & PA, authorized for NJ, WV & MD
(3) Actual revenue, not weather normalized; Income taxes calculated using statutory rates or consistent with practice used in base rate case filing
(4) Includes PE-VA transmission assets

30 Strategic & Financial Highlights – Published October 29, 2024 FirstEnergy

Actual Sales by Class Percent change vs. prior year Commercial includes street lighting Numbers may not add due to rounding *Values reflect a reclassification of certain Commercial and Industrial customers Strategic & Financial Highlights – Published October 29, 2024 (MWh in 4Q22 4Q23 1Q23 1Q24 2Q23 2Q24 3Q23 3Q24 TTM 3Q23 TTM 3Q24 thousands) Residential 13,135 12,486 13,941 14,087 10,836 12,536 14,954 15,415 52,866 54,524 Commercial 9,449 9,291 9,470 9,357 8,946 9,669 10,471 10,680 38,337 38,997 Industrial 12,802 13,134 12,673 13,182 13,099 13,277 13,345 13,630 51,919 53,223 Total 35,386 34,911 36,084 36,626 32,881 35,482 38,770 39,725 143,122 146,744 -4.9% 1.0% 15.7% 3.1% 3.1% -1.7% -1.2% 8.1% 2.0% 1.7% 2.6% 4.0% 1.4% 2.1% 2.5% -1.3% 1.5% 7.9% 2.5% 2.5% 4Q23 1Q24 2Q24 3Q24 TTM Residential Commercial Industrial Total 31

Actual Weather-Adjusted Sales by Class Percent change vs. prior year Strategic & Financial Highlights – Published October 29, 2024 (MWh in 4Q22 4Q23 1Q23 1Q24 2Q23 2Q24 3Q23 3Q24 TTM 3Q23 TTM 3Q24 thousands) Residential 13,170 13,122 15,982 15,493 11,511 11,907 15,293 15,078 55,956 55,600 Commercial 9,416 9,521 10,241 9,896 9,148 9,466 10,559 10,563 39,364 39,446 Industrial 12,802 13,134 12,673 13,182 13,099 13,277 13,345 13,630 51,919 53,223 Total 35,388 35,777 38,896 38,571 33,758 34,650 39,197 39,271 147,239 148,269 -0.4% -3.1% 3.4% -1.4% -0.6% 1.1% -3.4% 3.5% 0.0% 0.2% 2.6% 4.0% 1.4% 2.1% 2.5% 1.1% -0.8% 2.6% 0.2% 0.7% 4Q23 1Q24 2Q24 3Q24 TTM Residential Commercial Industrial Total Commercial includes street lighting Numbers may not add due to rounding *Values reflect a reclassification of certain Commercial and Industrial customers 32

Weather Impacts KWh Strategic & Financial Highlights – Published October 29, 2024 Total EPS Impact 3Q YTD Weather vs Normal: Weather vs Normal: $0.01 -$0.02 Weather vs 2023: Weather vs 2023: $0.04 $0.15 OH PA NJ WV MD Total Days % Days % Days % Days % Days % Days % 3Q24 vs Normal CDD 46 8% 85 13% (7) -1% 78 12% 39 5% 51 7% HDD (45) -59% (39) -61% (19) -88% (23) -37% (24) -62% (35) -59% vs 3Q23 CDD 174 37% 107 17% (48) -5% 162 30% (4) 0% 99 15% HDD (33) -51% (32) -56% (23) -90% (41) -51% (30) -67% (31) -57% 0 100 200 300 400 500 1,400 1,150 900 650 400 150 Jul-23 Aug-23 Sep-23 Oct-23 Nov-23 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Aug-24 Sep-24 HDD CDD HDD Norm CDD Norm 33

Credit Ratings

As of October 29, 2024

	Issuer			Senior Secured			Senior Unsecured			Outlook		
	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch	S&P	Moody's	Fitch
FirstEnergy Corp.*	BBB	Baa3	BBB				BBB-	Baa3	BBB	P	S	S
Distribution Segment												
Cleveland Electric Illuminating	BBB	Baa3	BBB+				BBB	Baa3	A-	P	S	P
Ohio Edison	BBB+	A3	BBB+	A	A1	A	BBB+	A3	A-	P	S	P
Toledo Edison	BBB+	Baa2	BBB+	A	A3	A				P	S	P
FirstEnergy Pennsylvania Electric Co.	BBB+	A3	BBB+	A	A1		BBB+	A3	A-	P	S	P
Integrated Segment												
Jersey Central Power & Light	BBB	A3	A-				BBB	A3	A	P	S	S
Monongahela Power	BBB	Baa2	A-	A-	A3	A+	BBB	Baa2		S	S	S
Allegheny Generating Co.	BBB-	Baa2	A-							S	S	S
Potomac Edison	BBB	Baa2	BBB+	A-	A3	A				S	S	S
Stand-Alone Transmission Segment												
FirstEnergy Transmission*	A-	Baa2	BBB+				BBB+	Baa2	BBB+	P	S	S
American Transmission Systems Inc.	A-	A3	A				A-	A3	A+	P	S	S
Mid-Atlantic Interstate Transmission	A-	A3	A				A-	A3	A+	P	S	S
Trans-Allegheny Interstate Line Co.	A-	A3	A				A-	A3	A+	P	S	S
Keystone Appalachian Transmission Co.		A3	A-								S	S

* Holding company

Ratings are not recommendations to buy, sell, or hold securities. Ratings are subject to change or withdrawal at any time by the credit rating agencies.

S = Stable
P = Positive
N = Negative

Most Recent Ratings Actions

- On October 2, 2024, Fitch upgraded FE Corp.'s ratings to BBB from BBB-.
  - Fitch also upgraded ratings of JCP&L, MP, AGC, FET, ATSI, MAIT, TrAILCo, and KATCo and put OE, CEI, and TE on positive outlook.
- On July 22, 2024, S&P upgraded FET, LLC by 2 notches and ATSI, MAIT, and TrAILCo by 1 notch while maintaining their positive outlooks.
- On May 6, 2024, Fitch upgraded all subsidiaries and put FE Corp. and several subsidiaries on positive outlook.
- On April 23, 2024, S&P upgraded FE Corp.'s ratings and maintained positive outlook
  - S&P also upgraded ratings of OE, TE, FEPA, AGC, FET, ATSI, MAIT, and TrAILCo
- On March 28, 2024, Moody's upgraded FE Corp.'s ratings to Baa3 from Ba1

FE Corp. and all subsidiaries are investment grade at all three rating agencies

34 Strategic & Financial Highlights – Published October 29, 2024

FirstEnergy